  As filed with the Securities and Exchange Commission on February 6, 1997.
                                               Registration No. 333-____________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       --------------------------------

                                    FORM S-8
            Registration Statement Under The Securities Act of 1933

                       --------------------------------

                          HIBBETT SPORTING GOODS, INC.
               (Exact Name of Issuer as Specified in Its Charter)

       DELAWARE                                            63-1074067
(State of Incorporation)                       (IRS Employer Identification No.)

                              451 Industrial Lane
                           Birmingham, Alabama  35211
                    (Address of Principal Executive Offices)

                       --------------------------------

                          HIBBETT SPORTING GOODS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              Susan H. Fitzgibbon
                            Chief Financial Officer
                          Hibbett Sporting Goods, Inc.
                451 Industrial Lane, Birmingham, Alabama  35211
                    (Name and Address of Agent for Service)

                                 (205) 942-4292
         (Telephone Number, including area code, of Agent for Service)

                       --------------------------------

                                    Copy to:
                               Gregory S. Curran
                                Balch & Bingham
                            1901 Sixth Avenue North
                           Birmingham, Alabama  35203
                                 (205) 251-8100

                        CALCULATION OF REGISTRATION FEE


=============================================================================================
                                     Proposed Maximum    Proposed Maximum        Amount
 Title of Securities   Amount Being   Offering Price        Aggregate              of
  Being Registered      Registered     Per Share (1)    Offering Price (1)  Registration Fee
---------------------------------------------------------------------------------------------
Common Stock
$.01 par value(2)        75,000(3)        $16.25           $1,218,750           $369.32
--------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the common stock of Hibbett Sporting Goods, Inc. on January 31, 1997.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered on this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.
================================================================================

                                     PART I

                                EXPLANATORY NOTE
                                ----------------

     Hibbett Sporting Goods, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 75,000 shares of common stock, $.01 par value per share (the "Common Stock"), to be offered or sold pursuant to the terms and conditions of the Hibbett Sporting Goods, Inc. Employee Stock Purchase Plan, as amended (the "Plan"), as well as an indeterminate amount of interests in the Plan to be offered and sold pursuant to the Plan in accordance with Rule 416(c) of the Securities Act of 1933.

     A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

          (a) The Registrant's Registration Statement on Form S-1, dated June 27, 1996, as amended, (Registration No. 333-07023), relating to the initial public offering of 2,300,000 shares of Common Stock, and the Registrant's Prospectus, dated October 10, 1996, which the Company previously filed with the Commission pursuant to Rule 424(b) of the Securities Act;

          (b) The Registrant's quarterly report on Form 10-Q for the quarter ending November 2, 1996 (File No. 000-20969); and

          (c) The description of the Common Stock set forth in the Company's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

     Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the termination of the offering of the Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings "if [as to any officer, director or employee] he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful", provided that with respect to actions by, or in the right of the corporation against, such individuals, indemnification is not permitted as to any matter as to which such person "shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such actions or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper." Individuals who are successful in the defense of such action are entitled to indemnification against expenses reasonably incurred in connection therewith.

     Section 16 of the Bylaws of the Registrant provides as follows:

          (a)(i) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Section 16(a)(i) shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Section 16(a)(i) shall be a contractual right.

          (ii) In addition, the Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

          (b) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

          (c) The rights and authority conferred in this Section 16 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     Article EIGHTH of the Certificate of Incorporation of the Registrant provides in part as follows:

          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     The Registrant has obtained standard policies of insurance under which coverage will be provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

     Sequential
      Exhibit                               Description
     ----------                             -----------
       4(a)        Certificate of Incorporation of the Registrant dated
                   September 23, 1996 (Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-
                   07023) of Hibbett Sporting Goods, Inc., filed on September
                   16, 1996 and incorporated herein by reference).

      4(b) Bylaws of the Registrant (Filed as an exhibit to the Registration Statement on Form S-1 (Registration No. 333-
                   07023) of Hibbett Sporting Goods, Inc., filed on September
                   16, 1996 and incorporated herein by reference).

      4(c)         Hibbett Sporting Goods, Inc. Employee Stock Purchase Plan
                   (Filed as an exhibit to Amendment No. 2 to the Registration
                   Statement on Form S-1 (Registration No. 333-07023) of Hibbett
                   Sporting Goods, Inc., filed on September 16, 1996 and incorporated herein by reference).

      23           Consent of Arthur Andersen LLP.


      24 Power of Attorney of the Officers and Directors of the Registrant.



Item 9.  Undertakings.
         ------------

     a.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 24, 1997.


                              HIBBETT SPORTING GOODS, INC.



                              By:/s/ Michael J. Newsome
                                 ---------------------------------------
                                     Michael J. Newsome
                                     President and Chief Operating Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                         TITLE                        Date
    ----------                         -----                        ----

/s/ Michael J. Newsome         President, Chief              January 24, 1997
-----------------------------  Operating Officer and
Michael J. Newsome             Director (Principal
                               Executive Officer)


/s/ Susan H. Fitzgibbon        Vice President and            January 24, 1997
-----------------------------  Chief Financial Officer
Susan H. Fitzgibbon            (Principal Financial
                               Officer and Principal
                               Accounting Officer)

            *                  Director                      January 24, 1997
-----------------------------
Clyde B. Anderson


            *                  Director                      January 24, 1997
-----------------------------
Thomas A. Saunders, III

            *                  Director                      January 24, 1997
-----------------------------
F. Barron Fletcher, III


            *                  Director                      January 24, 1997
-----------------------------
John F. Megrue


            *                  Director                     January 24, 1997
-----------------------------
Barry H. Feinberg


*By:/s/ Susan H. Fitzgibbon
    -------------------------
        Susan H. Fitzgibbon
        Attorney-in-Fact

                               INDEX TO EXHIBITS
                               -----------------


Exhibit                       Description                           Page
---------                     -----------                           ----
4(a)       Certificate of Incorporation of the Registrant
           dated September 23, 1996 (Filed as an exhibit to
           Amendment No. 2 to the Registration Statement
           on Form S-1 (Registration No. 333-07023) of
           Hibbett Sporting Goods, Inc., filed on September
           16, 1996 and incorporated herein by reference).

4(b) Bylaws of the Registrant (Filed as an exhibit to the Registration Statement on Form S-1
           (Registration No. 333-07023) of Hibbett Sporting
           Goods, Inc., filed on September 16, 1996 and incorporated herein by reference).

4(c)       Hibbett Sporting Goods, Inc. Employee Stock
           Purchase Plan (Filed as an exhibit to Amendment
           No. 2 to the Registration Statement on Form S-1
           (Registration No. 333-07023) of Hibbett Sporting
           Goods, Inc., filed on September 16, 1996 and incorporated herein by reference).

23         Consent of Arthur Andersen LLP.

24 Power of Attorney of Officers and Directors of the Registrant